EXHIBIT 99.1

Quanex Building Products Reports Fourth Quarter 2013 Results

  Fourth quarter net sales increased 17% to $275 million vs. $235 million in Q4 2012
  Fourth quarter EBITDA of $25 million vs. $10 million in Q4 2012
  Fourth quarter net loss of $1.2 million vs. net income of $1.0 million in Q4 2012
  Cash and cash equivalents were $50 million as of October 31, 2013

HOUSTON, Dec. 18, 2013 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) today released results for its fourth fiscal quarter ended October 31, 2013.

"EBITDA results for each of our business segments improved in the quarter," CEO Bill Griffiths said. "Results were favorably impacted by an improvement in the housing market, coupled with savings generated from last year's insulating glass facility consolidation and the addition of Aluminite earlier in 2013. Corporate results were negatively impacted as we recognized $15 million of accelerated depreciation from the cessation of our ERP implementation."

Engineered Products Group (EPG)

EPG reported fourth quarter 2013 net sales of $167 million, an increase of 22% (10% excluding Aluminite's sales), compared to $136 million in the fourth quarter of 2012. Fourth quarter 2013 operating income was $18 million compared to $14 million in the fourth quarter of 2012. EPG's fourth quarter 2013 EBITDA was $26 million compared to $21 million in the fourth quarter of 2012. EPG's results continue to be impacted by higher industry sales of lower performance windows typically installed in new construction and continued weak residential remodeling and replacement (R&R) sales.

Preliminary U.S. window shipments as reported by Ducker Worldwide (Ducker), a market intelligence firm, increased 11% for the 12 months ended September 30, 2013, driven by a 24% increase in new construction units. U.S. window shipments to the R&R market, as reported by Ducker, increased 4% for the 12 month period ended September 30, 2013. The Company estimates that approximately 70% of EPG's sales are currently tied to R&R versus new construction.   EPG's North American domestic fenestration sales, the most comparable sales figure to those reported by Ducker, increased 18% (6% excluding Aluminite) from the previous 12 months.

Aluminum Sheet Products Group (Nichols)

The Aluminum Sheet Products Group reported fourth quarter 2013 net sales of $111 million, an increase of 9% compared to $101 million in the fourth quarter of 2012. Fourth quarter 2013 operating income was $4 million compared to an operating loss of $1 million in the fourth quarter of 2012. Fourth quarter 2013 EBITDA was $6 million compared to $1 million in the fourth quarter of 2012.

The improved fourth quarter performance was due to an increase in shipped pounds, primarily due to regaining market share from 2012 strike-related losses and improved equipment reliability. Nichols' shipments for the 12 months ended October 31, 2013, increased 17%. Industry shipments, as reported by the Aluminum Association, decreased 3% over the same period.  Profitability was negatively impacted by product mix, with increased demand for mill finished product, which commands a lower price when compared to painted sheet. Spread improved $0.01 per pound to $0.42 per pound compared to $0.41 per pound in the year ago quarter, driven primarily by a modest improvement in scrap spread.   Spread at Nichols remains challenging primarily due to a larger reduction in aluminum prices compared to the reduction in scrap aluminum prices, driven by tight scrap supply market.

Corporate and Other Items

Fourth quarter 2013 corporate costs were $24 million compared to $12 million in the year ago fourth quarter. Fourth quarter results were negatively impacted by a non-cash Enterprise Resource Planning (ERP)-related accelerated depreciation charge of $15.3 million, partially offset by a LIFO inventory adjustment of $2.6 million. Excluding the accelerated depreciation charge and LIFO inventory adjustment, fourth quarter 2013 corporate expenses were $11.3 million. During the fourth quarter of 2013, the Company ceased the ERP project.

The cash balance improved significantly to $50 million at year-end. For the year, cash provided by operating activities during 2013 was $44 million. There were no outstanding borrowings against the revolving credit facility.

Additional information related to fourth quarter and full year 2013 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP figure, can be found in the supplemental schedules accompanying this press release.

2014 Business Outlook and Guidance

"The key indicators that impact our markets are encouraging," Griffiths continued. "New housing starts have improved, home prices are increasing and consumers are beginning to invest in R&R. Much of the recovery in new construction is weighted more toward entry level windows; and, consumers are investing R&R dollars in items such as paint, cabinets and appliances, but not yet into windows. Prime window demand for the R&R market, which has been flat for the past several years, will remain challenging and we believe a measurable recovery is likely 12-18 months away, as low energy costs and tough financing conditions discourage homeowners from replacing windows."

Ducker is currently forecasting 2014 U.S. window shipments to increase 12%, with new construction increasing 22% and R&R increasing 6%.  In 2014, EPG's revenue is expected to grow 5%-6% over 2013 results. EPG's EBITDA margins are expected to be similar to 2013 levels. Pricing pressure, particularly on vinyl profiles, is expected to remain throughout 2014.

As a result of the continued uncertainty surrounding the changes to the aluminum warehouse rules and their impact on net spread levels, it is difficult to provide specific EBITDA guidance for Nichols. Nichol's EBITDA sensitivity to an improvement in net spread is roughly $3 million of EBITDA improvement for every $0.01 improvement in the net spread. Notwithstanding this, we expect 2014 revenue growth in the mid to high single digit range and operational improvements to contribute modestly to Nichol's profitability in a steady spread environment.

Corporate expenses during 2014 are expected to total $30 million (excluding LIFO, transaction and deferred compensation-related costs). Capital expenditures are expected to be $40 million in 2014, with $28 million being attributable to EPG, $11 million to Nichols and $1 million to Corporate. All capital expenditures will be aimed toward improvements in worker safety, operational efficiency, cost reduction and growth initiatives.

Quanex remains very positive on the long-term growth prospects of its markets and expects to continue to invest for its future through both organic growth initiatives and acquisitions.

Conference Call Information

Quanex will host its conference call today, December 18, 2013 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the company's industry, and the company's future growth. The statements in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the company's future performance, please refer to the company's Annual Report on Form 10-K for the fiscal year ended October 31, 2012, under the Securities Exchange Act of 1934 ("Exchange Act"), in particular the section titled, "Private Securities Litigation Reform Act" contained therein, and subsequently filed Exchange Act reports.

For additional information, please visit www.quanex.com

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

Three Months Ended October 31,			Twelve Months Ended October 31,
2013	2012		2013	2012

$ 275,297	$ 235,048	Net sales	$ 952,642	$ 828,976
222,242	193,302	Cost of sales	799,077	703,844
26,262	30,641	Selling, general and administrative	109,325	111,577
27,115	9,215	Depreciation and amortization	60,504	37,596
1,465	912	Asset impairment charges	1,465	912
(1,787)	978	Operating income (loss)	(17,729)	(24,953)
(145)	(106)	Interest expense	(640)	(454)
296	23	Other, net	168	222
(1,636)	895	Income (loss) before income taxes	(18,201)	(25,185)
430	73	Income tax benefit (expense)	6,498	8,651
$ (1,206)	$ 968	Net income (loss)	$ (11,703)	$ (16,534)

		Earnings (loss) per common share:
$ (0.03)	$ 0.03	Basic	$ (0.32)	$ (0.45)
$ (0.03)	$ 0.03	Diluted	$ (0.32)	$ (0.45)

		Weighted average common shares outstanding:
36,941	36,737	Basic	36,864	36,622
36,941	37,322	Diluted	36,864	36,622

$ 0.04	$ 0.04	Cash dividends per share	$ 0.16	$ 0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2013	October 31, 2012
Assets
Cash and cash equivalents	$ 49,736	$ 71,255
Accounts receivable, net	98,833	85,644
Inventories, net	58,316	65,904
Deferred income taxes	22,786	20,439
Prepaid and other current assets	6,612	7,628
Total current assets	236,283	250,870
Property, plant and equipment, net	157,219	168,877
Deferred income taxes	13,444	8,911
Goodwill	71,866	68,331
Intangible assets, net	78,962	78,380
Other assets	14,041	14,169
Total assets	$ 571,815	$ 589,538

Liabilities and stockholders' equity
Accounts payable	$ 76,900	$ 80,985
Accrued liabilities	44,785	46,459
Current maturities of long-term debt	183	368
Total current liabilities	121,868	127,812
Long-term debt	752	1,033
Deferred pension and postretirement benefits	3,712	6,873
Liability for uncertain tax positions	5,396	6,736
Non-current environmental reserves	9,255	9,827
Other liabilities	14,638	15,430
Total liabilities	155,621	167,711
Total stockholders' equity	416,194	421,827
Total liabilities and stockholders' equity	$ 571,815	$ 589,538

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2013	2012
Operating activities:
Net loss	$ (11,703)	$ (16,534)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	60,504	37,596
Loss (gain) on disposition of property assets	449	(989)
Stock-based compensation	4,910	4,403
Deferred income tax benefit	(8,288)	(9,843)
Excess tax benefit from share-based compensation	(236)	(496)
Asset impairment charges	1,465	912
Restructuring charges	—	(122)
Other, net	781	2,638
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease (increase) in accounts receivable	(9,204)	(4,250)
Decrease (increase) in inventory	12,791	(10,288)
Decrease (increase) in other current assets	1,622	(50)
Increase (decrease) in accounts payable	(5,903)	14,920
Increase (decrease) in accrued liabilities	(7,473)	8,539
Increase (decrease) in income taxes	1,708	(547)
Increase (decrease) in deferred pension and postretirement benefits	(164)	(693)
Increase (decrease) in other long-term liabilities	1,574	678
Other, net	688	604
Cash provided by operating activities	43,521	26,478
Investing activities:
Acquisitions, net of cash acquired	(22,096)	—
Capital expenditures	(37,931)	(42,871)
Proceeds from disposition of capital assets	340	44
Proceeds from property insurance claim	—	1,123
Cash used for investing activities	(59,687)	(41,704)
Financing activities:
Borrowings under credit facility	23,500	—
Repayments of credit facility borrowings	(23,500)	—
Repayments of other long-term debt	(557)	(264)
Common stock dividends paid	(5,931)	(5,891)
Issuance of common stock	2,583	3,015
Excess tax benefit from share-based compensation	236	496
Debt issuance costs	(1,200)	—
Purchase of treasury stock	—	(1,284)
Cash used for financing activities	(4,869)	(3,928)

Effect of exchange rate changes on cash and equivalents	(484)	790

Decrease in cash and equivalents	(21,519)	(18,364)
Cash and equivalents at beginning of period	71,255	89,619
Cash and equivalents at end of period	$ 49,736	$ 71,255

QUANEX BUILDING PRODUCTS CORPORATION
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended October 31,			Twelve Months Ended October 31,
2013	2012		2013	2012
		Net Sales:
$ 166,879	$ 136,355	Engineered Products	$ 554,980	$ 478,578
110,888	101,298	Aluminum Sheet Products	410,380	362,315
277,767	237,653	Building Products	965,360	840,893

(2,470)	(2,605)	Eliminations	(12,718)	(11,917)

$ 275,297	$ 235,048	Net Sales	$ 952,642	$ 828,976

		Operating Income (Loss)
$ 18,021	$ 13,541	Engineered Products	$ 45,324	$ 28,490
4,191	(885)	Aluminum Sheet Products	(996)	(17,098)
22,212	12,656	Building Products	44,328	11,392

(23,999)	(11,678)	Corporate & Other	(62,057)	(36,345)

$ (1,787)	$ 978	Operating Income (Loss)	$ (17,729)	$ (24,953)

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex management uses to measure its operational performance and assist with financial decision-making. We believe this non-GAAP measure provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance, including under market conditions outlined in our forward-looking guidance. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Three Months Ended October 31, 2013					Twelve Months Ended October 31, 2013
Engineered	Aluminum Sheet	Corporate &			Engineered	Aluminum Sheet	Corporate &
Products	Products	Other	Quanex		Products	Products	Other	Quanex
			$ (1,206)	Net income (loss)				$ (11,703)
			(430)	Income tax expense (benefit)				(6,498)
			(296)	Other, net				(168)
			145	Interest expense				640
18,021	4,191	(23,999)	(1,787)	Operating income (loss)	45,324	(996)	(62,057)	(17,729)
7,731	1,810	17,574	27,115	Depreciation and amortization	31,368	6,983	22,153	60,504
25,752	6,001	(6,425)	25,328	EBITDA	76,692	5,987	(39,904)	42,775

Three Months Ended October 31, 2012					Twelve Months Ended October 31, 2012
Engineered	Aluminum Sheet	Corporate &			Engineered	Aluminum Sheet	Corporate &
Products	Products	Other	Quanex		Products	Products	Other	Quanex
			$ 968	Net income (loss)				$ (16,534)
			(73)	Income tax expense (benefit)				(8,651)
			(23)	Other, net				(222)
			106	Interest expense				454
13,541	(885)	(11,678)	978	Operating income (loss)	28,490	(17,098)	(36,345)	(24,953)
7,154	1,467	594	9,215	Depreciation and amortization	28,115	7,621	1,860	37,596
20,695	582	(11,084)	10,193	EBITDA	56,605	(9,477)	(34,485)	12,643

Financial Statistics as of October 31, 2013
Book value per common share:			$11.20
Total debt to capitalization:			0.2%
Return on invested capital:			-2.7%
Actual number of common shares outstanding:			37,165,254

QUANEX BUILDING PRODUCTS CORPORATION
Supplemental Financial Disclosures
(In millions, except spread per pound)
(Unaudited)

Engineered Products Group (EPG) is focused on providing window and door OEMs with fenestration components, products, and systems. Key end market are residential remodeling and replacement (R&R) and new home construction.

	Q4 2013	Q4 2012	Change	FY 2013	FY 2012	Change
	(In millions)
Net sales	$ 166.9	$ 136.4	$ 30.5	$ 555.0	$ 478.6	$ 76.4
Operating income	18.0	13.5	4.5	45.3	28.0	17.3
EBITDA	$ 25.8	$ 20.7	$ 5.1	$ 76.7	$ 57.0	$ 19.7

Aluminum Sheet Products Group is a leading provider of aluminum sheet coil through its Nichols Aluminum operation. Key end markets are residential R&R, new home construction and transportation.

	Q4 2013	Q4 2012	Change	FY 2013	FY 2012	Change
	(In millions, except for spread)
Net sales	$ 110.9	$ 101.3	$ 9.6	$ 410.4	$ 362.3	$ 48.1
Operating income (loss)	4.2	(0.9)	5.1	(1.0)	(17.1)	16.1
EBITDA	6.0	0.6	5.4	6.0	(9.5)	15.5
Shipped pounds	83	73	10	296	253	43
Spread per pound	$ 0.42	$ 0.41	$ 0.01	$ 0.41	$ 0.41	$ --

Corporate & Other Items
	Q4 2013	Q4 2012	Change	FY 2013	FY 2012	Change
	(In millions)
ERP implementation costs	$ 5.2	$ 2.7	$ 2.5	$ 16.3	$ 6.9	$ 9.4
ERP accelerated depreciation	15.3	--	15.3	15.3	--	15.3
LIFO adjustment	(2.6)	(1.7)	(0.9)	(2.6)	(1.7)	(0.9)
Stock-based compensation cost	1.4	1.8	(0.4)	5.2	5.6	(0.4)
Transaction costs	--	--	--	1.0	--	1.0
Other costs	4.7	8.9	(4.2)	26.9	25.5	1.4
Total corporate costs	$ 24.0	$ 11.7	$ 12.3	$ 62.1	$ 36.3	$ 25.8

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)

	Segment	Q4 2013		Q4 2012		FY 2013		FY 2012
Pre-Tax Presentation		$MM		$MM		$MM		$MM
Operating Income (Loss) As Reported		$ (1.8)		$ 1.0		$ (17.7)		$ (25.0)
Benefit (Reduction) to Operating Income:
Strike Related	Nichols	--		--		--		(11.1)
Facility Consolidations	EPG	--		0.7		--		(8.0)
IG Warranty Reserve	EPG	--		0.1		--		0.9
Asset Impairment	EPG	(1.5)		(0.9)		(1.5)		(0.9)
Transaction Related	Corp	--		--		(1.0)		--
Discontinued ERP expenses*	Corp	(20.0)		(2.3)		(29.7)		(5.0)
LIFO Income (Charge)	Corp	2.6		1.7		2.6		1.7
Operating Income As Adjusted		$ 17.1		$ 1.7		$ 11.9		$ (2.6)

	Segment	Q4 2013	Q4 2013	Q4 2012	Q4 2012	FY 2013	FY 2013	FY 2012	FY 2012
After-Tax Presentation		$MM	EPS	$MM	EPS	$MM	EPS	$MM	EPS
Income (Loss) As Reported		$ (1.2)	$ (0.03)	$ 1.0	$ 0.03	$ (11.7)	$ (0.32)	$ (16.5)	$ (0.45)
Benefit (Reduction) to EPS:
Strike Related	Nichols	--	--	--	--	--	--	(7.3)	(0.20)
Facility Consolidations	EPG	--	--	0.4	0.01	--	--	(5.3)	(0.14)
IG Warranty Reserve	EPG	--	--	0.1	--	--	--	0.6	0.01
Asset Impairment	EPG	(0.9)	(0.02)	(0.6)	(0.02)	(0.9)	(0.03)	(0.6)	(0.02)
Transaction Related	Corp	--	--	--	--	(0.6)	(0.02)	--	--
Discontinued ERP expenses	Corp	(12.9)	(0.33)	(1.5)	(0.04)	(19.1)	(0.51)	(3.3)	(0.09)
LIFO Income (Charge)	Corp	1.7	0.04	1.1	0.03	1.7	0.04	1.1	0.03
Diluted Earnings (Loss) As Adjusted *		$ 10.9	$ 0.28	$ 1.5	$ 0.05	$ 7.2	$ 0.20	$ (1.7)	$ (0.04)

Notes:
* Q4 2013 and 2013 figures include $15.3M of accelerated depreciation related to ERP
Columns may not add up due to rounding
CONTACT: Financial Contact:
         Marty Ketelaar
         713-877-5402

         Media Contact:
         Valerie Calvert
         713-877-5305